Exhibit 99(b)

POLARIS INDUSTRIES INC.

STATEMENT PURSUANT TO 18 U.S.C. §1350

I, Michael W. Malone, Vice President-Finance, Chief Financial Officer and Secretary of Polaris Industries Inc., a Minnesota corporation (the “Company”), hereby certify as follows:

4.	This statement is provided pursuant to 18 U.S.C. § 1350 in connection with the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2003 (the “Periodic Report”);

5.	The Periodic Report fully complies with the requirements of sections 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended; and

6.	The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of dates and for the periods indicated therein.

Date: May 13, 2003

/s/ Michael W. Malone

Michael W. Malone Vice President- Finance, Chief Financial Officer and Secretary

A signed original of this written statement required by Section 906 has been provided to Polaris Industries Inc. and will be retained by Polaris Industries Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

25